Exhibit 99.1
Spark Networks Will Seek Shareholder Approval of Share Repurchase
BEVERLY HILLS, Calif., September 14, 2006 — Spark Networks (AMEX: LOV), a leading provider of online personals services, announced today that the Board of Directors authorized the Company to seek approval of a share repurchase plan at its next Annual General Meeting.
Prior to the end of the month, the Company intends to file a preliminary proxy with the United States Securities and Exchange Commission (the “SEC”) with a proposal to authorize the potential repurchase of up to an aggregate of approximately 2,000,000 of the Company’s GDSs and ADSs, which represent the Company’s ordinary shares, on the Frankfurt Stock Exchange and/or the American Stock Exchange, respectively, or in privately negotiated transactions. If the plan is approved by shareholders, any repurchase of ADSs on the American Stock Exchange will be conducted in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, which prescribes price, volume and procedural requirements for an issuer purchasing its shares. Although any repurchases on the Frankfurt Stock Exchange are not required to comply with Rule 10b-18, the Company intends, to the extent practicable, to conduct such repurchases as though the conditions of Rule 10b-18 were applicable.
If approved, the repurchase plan will be funded using the Company’s working capital and would expire 18 months after the Annual General Meeting.
The Company would have the right to suspend or discontinue the repurchase plan at any time. Any repurchased shares would be held in treasury. As of June 30, 2006, Spark Networks had approximately 30,424,346 shares issued and outstanding.
Additional Information and Where to Find It:
The Company’s preliminary proxy statement will outline the proposed plan in further detail. Shareholders are advised to read the proxy statement when it becomes available because it will contain important information. Shareholders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. Free copies of the proxy statement, once available, and the Company’s annual report may also be obtained from the Company by directing a request to Gail Laguna, Spark Networks plc, 8383 Wilshire Blvd., Suite 800, Beverly Hills, CA 90211.
Participants in the Solicitation:
Spark Networks plc and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the share repurchase plan. Information regarding the executive officers and directors of Spark Networks plc is included in its Prospectus dated June 12, 2006 filed with the SEC on June 16, 2006 and its Form 8-K filed with the SEC on September 12, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Annual General Meeting.

About Spark Networks plc:
Spark Networks’ American Depository Shares trade on the American Stock Exchange under the symbol “LOV,” and its Global Depositary Shares trade on the Frankfurt Stock Exchange under the symbol “MHJG.” The Spark Networks portfolio of consumer websites includes, among others, JDate®.com (www.jdate.com), AmericanSingles®.com (www.americansingles.com), BlackSingles.com® (www.blacksingles.com), BBWPersonalsPlus™.com (www.bbwpersonalsplus.com), CatholicMingle™.com (www.catholicmingle.com), LDSMingle™.com (www.ldsmingle.com), LDSSingles.com™ (www.ldssingles.com), PrimeSingles™.net (www.primesingles.net), and Relationships.com™ (www.relationships.com).
Safe Harbor Statement:
This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as “may,” “intends,” “seek,” and “will,” or variations of these or similar words, identify forward-looking statements. By their nature, forward looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to, the Company’s inability to obtain shareholder approval of the share repurchase plan, the inability to file a preliminary proxy prior to the end of the month, and insufficient working capital to fund any share repurchase prior to the expiration of the share repurchase plan. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.
For More Information:

Investors:	Mark Thompson	Media:	Gail Laguna
	+ 1 323 836 3000		+ 1 323 836 3000
	mthompson@spark.net		glaguna@spark.net